UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Duska Therapeutics, Inc.

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Duska Therapeutics, Inc.
470 Nautilus Street, Suite 300
La Jolla, California 92037

May 12, 2008

Dear Stockholders:

On behalf of your Board of Directors and management, I invite you to attend Duska Therapeutics’ Annual Meeting of Stockholders. The meeting will be held on Friday, June 27, 2008, at 10 A.M., local time, at the law offices of Fish & Richardson, P.C., Citigroup Center, 153 East 53rd Street, 52nd Floor, New York, NY 10022.

You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages.

We are pleased to be among the first companies to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

We appreciate your continued support of Duska Therapeutics.

Any stockholder having a disability requiring special assistance who would like to attend the Annual Meeting should call the Corporate Secretary of the Company at (858) 551-5700 and reasonable accommodations will be made to meet such stockholder’s needs.

DUSKA THERAPEUTICS, INC.

470 Nautilus Street, Suite 300

La Jolla, CA 92037

Notice of 2008 Annual Meeting of Stockholders

Date and Time:

Friday, June 27, 2008

10 A.M., local time

Place:

The law offices of Fish & Richardson, P.C., Citigroup Center, 153 East 53rd Street, 52nd Floor, New York, NY 10022

Business:

1.

To elect seven directors for a one-year term as described in the accompanying proxy materials;

2.

To ratify the appointment of Stonefield Josephson, Inc. as independent auditor for the fiscal year ending December 31, 2008;

3.

To consider any other business properly brought before the meeting.

Record Date:

In order to vote, you must have been a stockholder at the close of business on May 2, 2008.

Voting By Proxy:

It is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2008 Annual Meeting of

Stockholders to be held on June 27, 2008.

The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 are available at http://www.iproxydirect.com/dska.

Patrick Lin
Corporate Secretary

La Jolla, California

May 12, 2008

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD OR

VOTE BY TELEPHONE OR INTERNET

PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING 1
CORPORATE GOVERNANCE 3
Governing Documents 3
Board Independence 4
Meeting Attendance 4
Communications with the Board of Directors 4
Communications with the Audit Committee 4
Director Nominee Qualification and Process 4
BOARD COMMITTEES 6
Audit Committee 6
Nominating Committee 6
Compensation Committee 6
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE 6
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS 7
PROPOSAL 1— ELECTION OF DIRECTORS 8
Nominees for Director Term Expiring2009 8
INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS 10
EXECUTIVE OFFICERS AND SIGNIFCANT EMPLOYEES 10
REMUNERATION OF DIRECTORS AND OFFICERS 11
AUDIT FUNCTION 13
Report of the Audit Committee 13
Audit and Other Fees 14
Audit Committee’s Pre-Approval Policies and Procedures 14
PROPOSAL2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR 15
OTHER BUSINESS MATTERS 15
Stockholder Proxy Proposal Deadline 15
Stockholder Business — Annual Meeting 15
Timing 15

2008 PROXY STATEMENT

This proxy statement and the accompanying materials are being made available to Duska Therapeutics stockholders beginning on or about May 12, 2008. In this proxy statement, you will find information on the matters to be presented at the Annual Meeting and information to assist you in voting your shares.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

Duska Therapeutics’ Board of Directors is soliciting your vote at the 2008 Annual Meeting of Stockholders.

What will I be voting on?

You will be voting on:

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Election of directors;

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Ratification of the appointment of Stonefield Josephson, Inc. as Duska Therapeutics’ independent auditor for the year ending December 31, 2008;

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Any other business that may properly come before the meeting.

What are the Board of Directors’ voting recommendations?

The Board of Directors recommends that you vote your shares “For” each of the nominees to the Board and “For” the ratification of the appointment of Stonefield Josephson, Inc. as independent auditor for the year ending December 31, 2008.

Who is entitled to vote?

All stockholders who owned Duska Therapeutics common stock at the close of business on the record date, May 2, 2008, are entitled to attend and vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of Duska Therapeutics common stock you owned on the record date.

How many votes can be cast by all stockholders?

Each share of Duska Therapeutics common stock is entitled to one vote. There is no cumulative voting. On May 2, 2008, Duska Therapeutics had 3,755,012 shares of common stock outstanding and entitled to vote.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of Duska Therapeutics common stock as of the record date, or 1,877,506 shares, must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if stockholders are present and vote in person or a proxy card has been properly submitted by or on behalf of stockholders. Abstentions and broker non-votes are counted only for purposes of determining the presence of a quorum.

How many votes are required to elect directors and adopt the other proposals?

You may vote “For.” Your vote may be “Withheld” with respect to one or more nominees. In the election of directors, the seven persons receiving the highest number of “For” votes at the annual meeting will be elected. Accordingly, withheld votes and broker non-votes have no effect on the election of any nominee. You do not have the right to cumulate your votes.

Ratification of the appointment of Stonefield Josephson, Inc. as Duska Therapeutics’ independent auditor requires the affirmative vote of a majority of the shares of Duska Therapeutics represented at the meeting. If you abstain from voting on these matters, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal. Broker non-votes do not effect the outcome of any matter being voted on at the meeting, assuming a quorum is obtained..

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with rules recently adopted by the Securities and Exchange Commission (SEC), rather than mailing a printed copy of our proxy materials to each stockholder of record, we may now send each of our stockholders a Notice of Internet Availability of Proxy Materials (Notice), which indicates how our stockholders may:

•

access their proxy materials over the Internet;

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make a one-time request to receive a printed set of proxy materials by mail; or

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make a permanent election to receive all of their proxy materials in printed form by mail or electronically by e-mail.

This Notice also includes your control number and instructions for voting your proxy over the Internet. If you no longer have your Notice and need to obtain your control number, you may contact the Company at 1-866-752-VOTE.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

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view our proxy materials for the Annual Meeting over the Internet; and

•

instruct us to send our future proxy materials to you electronically by e-mail instead of sending you printed copies by mail.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. The Form 10-KSB accompanies these proxy materials but is not considered part of the proxy soliciting materials.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. To obtain directions to attend the Annual Meeting and vote in person, please call (858) 551-5700. You can vote by proxy in three ways:

•

by mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;

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by telephone – In the United States and Canada, you can vote by telephone by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail; and

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by Internet – You can vote by Internet by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail;

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign your proxy card, but don’t specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

Can I change my vote after I execute my proxy?

You can revoke a proxy at any time prior to its exercise at the Annual Meeting. You can send in a new proxy card with a later date if you received your proxy materials by mail, or cast a new vote by telephone or Internet, or send a written notice of revocation to Duska Therapeutics’ Corporate Secretary at the address on the cover page of this proxy statement. If you attend the Annual Meeting and want to vote in person, you can request that any previously submitted proxy not be used.

Will my vote be kept confidential?

Yes. Duska Therapeutics’ policy is that all proxy or voting instruction cards, ballots, and vote tabulations which identify the vote of an individual stockholder are to be kept secret. Your vote will only be disclosed:

•

to allow the independent election inspectors to certify the results of the vote;

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if Dusk Therapeutics is legally required to disclose your vote or is defending or asserting claims in a lawsuit;

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if there is a proxy contest involving the Company; or

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if you make a written comment on your proxy or voting instruction card or ballot.

Who pays for this proxy solicitation?

Duska Therapeutics does. In addition to soliciting proxies by mail, Duska Therapeutics may solicit proxies by telephone, personal contact, and electronic means. No director, officer, or employee of Duska Therapeutics will be specially compensated for these activities.

Duska Therapeutics will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Duska Therapeutics common stock.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any matter other than those described in this proxy statement arises at the Annual Meeting, the proxies will be voted at the discretion of the proxy holder.

CORPORATE GOVERNANCE

Duska’s Board of Directors and management are committed to responsible corporate governance to ensure that Duska is managed for the long-term benefit of its stockholders. To that end, the Board of Directors and management periodically review and update, as appropriate, Duska’s corporate governance policies and practices. In doing so, the Board and management review published guidelines and recommendations of institutional stockholder organizations and current best practices of similarly situated public companies. The Board and management also regularly evaluate and, when appropriate, revise Duska’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission

Governing Documents

The key documents which make up our corporate governance framework are our:

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Articles of Incorporation, as amended

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Bylaws, as amended

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Audit Committee charter

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Compensation committee charter

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Nominating committee charter

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Code of Ethics

You can access each of these documents on our website at www.duskatherapeutics.com by clicking on “Investor Information,” then “Corporate Governance.” You can also obtain a free copy of any of these documents by sending a written request to the Corporate Secretary, Duska Therapeutics, Inc., 470 Nautilus Street, Suite 300, La Jolla, CA 92037.

Board Independence

Our board reviews the independence of each non-employee director annually. Our board follows NASD Rule 4200(a)(14) in determining whether a director is independent. This rule provides that an independent director may not be, or have been in the last three years, an employee of the company, may not have received compensation from the company (other than fees for board service) of more than $60,000, may not be an immediate family member of an executive officer of the company at any time over the last three years, may not be an executive officer or controlling shareholder of an enterprise from which the company received or made payments of the greater of more than 5% or $200,000 of its gross revenues in the past three years, and may not be an executive of another entity where any of the company’s executives serve on the compensation committee.

Based on our review of independence, our independent directors are Dr. Dinh, Mr. Goldberg and Dr. Tuchman.

Meeting Attendance

During the past fiscal year, our board held 4 meetings. No director attended fewer than 75% of these meetings or any meetings of any committees on which they served during the past fiscal year. The company did not hold an annual meeting last year. All members of the Board are welcome to attend the annual meeting of stockholders.

Communications with the Board of Directors

Stockholders wishing to communicate with directors should contact the Corporate Secretary at our La Jolla office, who will facilitate, but not screen, communications with individual directors.

The communication must be clearly addressed to the Board of Directors or to a specific director(s). If a response is desired, the individual should also provide contact information such as name, address and telephone number. All such communications will be reviewed initially by the Company’s Corporate Secretary and entered into a log for tracking purposes. The Board has asked the Corporate Secretary to forward to the appropriate director(s) all correspondence, except for items unrelated to the Board’s functions, business solicitations, advertisements, and materials that are profane. The Corporate Secretary prepares a periodic summary report of all such communications for the Corporate Governance Committee of the Board.

Communications with the Audit Committee

Complaints and concerns relating to the Company’s accounting, internal accounting controls, or auditing matters should be communicated to the Audit Committee of the Board of Directors. Any such communication may be made on an anonymous basis and may be reported to the Audit Committee through the Company’s counsel by calling (561) 237-0804 or in writing to:

Mr. Hank Gracin, Esq.

Lehman & Eilen LLP

Suite 300

20283 State Road 7

Boca Raton, FL 33498

Director Nominee Qualification and Process

Our process for nominating candidates for election to the Board is designed to identify and recruit high caliber individuals to serve on our Board. Although the Board retains ultimate responsibility for approving candidates for election, the Nominating Committee conducts the initial screening and evaluation process. In doing so, the Nominating Committee considers candidates recommended by directors and the Company’s management, as well as any recommendations from Company stockholders.

Nominees for director will be selected based on, among other things, consideration of the following factors:

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character and integrity;

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business and management experience;

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demonstrated competence in dealing with complex problems;

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familiarity with the Company’s business;

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diverse talents, backgrounds, and perspectives;

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freedom from conflicts of interest;

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regulatory and stock exchange membership requirements for the Board;

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sufficient time to devote to the affairs of the Company; and

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reputation in the business community.

In connection with the selection of nominees for director, due consideration is given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences. The Nominating Committee takes into account the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing Company needs.

In considering whether to nominate directors who are eligible to stand for re-election, the Committee considers the quality of past director service, attendance at Board and committee meetings, as well as whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service, input from other Board members concerning the performance of that director, and the independence of the director.

To recommend a candidate for election to the Board, a shareholder must submit the following information to the Corporate Secretary of the Company at least 90 days in advance of the Annual Meeting:

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The stockholder’s name and address;

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A representation that the stockholder is a holder of record and intends to appear in person or by proxy at the Annual Meeting;

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The name and address of the stockholder’s nominee for director;

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A description of any arrangements or understandings between the stockholder and the director nominee or any other person (naming such person(s)) relating to the election of the nominee to the Board;

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The biographical and other information about the nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

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The nominee’s consent to serve on the Board.

In general, candidates recommended by stockholders will be evaluated under the same process as candidates recommended by existing directors, Company management or third-party search firms. However, the Nominating Committee will additionally seek and consider information concerning the relationship between a shareholder’s recommended nominee and the shareholder to determine whether the nominee can effectively represent the interests of all stockholders. Also, except in unusual circumstances, the Nominating Committee will not evaluate a stockholder-recommended candidate unless and until the stockholder advises that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service and to provide all of the information required to conduct an evaluation.

BOARD COMMITTEES

The board of directors has three principal standing committees.

Audit Committee

In August 2004, our Board of Directors established an Audit Committee. The Board of Directors has instructed the Audit Committee to meet periodically with the company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained, and receive and consider the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently comprised of Mr. Goldberg and Drs. Dinh and Tuchman. Mr. Goldberg has been designated as an “audit committee financial expert” as defined under Item 407 of Regulation S-B of the Securities Exchange Act of 1934, as amended. The Audit Committee met 4 times in 2007.

Nominating Committee

The Nominating Committee is responsible for identifying qualified candidates to serve on our board of directors and our board members to serve on board committees. Current members of our Nominating Committee are Dr. Kuo, Mr. Graiwer, Dr. Dinh, Mr. Coherd and Dr. Tuchman. The Nominating Committee met once in 2008.

Compensation Committee

The Compensation Committee is responsible for reviewing and determining the salary, bonus and other individual elements of total compensation for our executive officers and for approving and administering our executive officer compensation plans, policies and programs. The Compensation Committee also grants stock options and other discretionary awards under our stock option or other equity incentive plans to all other eligible individuals in the company’s service. Current members of our Compensation Committee are Dr. Kuo, Mr. Graiwer, Mr. Goldberg, Mr. Coherd and Dr. Tuchman. In setting compensation arrangements, the Committee considers the market for executive talent in our industry, the specific contributions of individuals, and other factors it considers relevant, including the link between the creation of shareholder value and the compensation earned by the Company's executive officers, directors and certain key personnel. The Company's compensation programs are designed to: attract, motivate and retain superior talent; ensure that compensation is commensurate with the Company's performance and shareholder returns; provide performance awards for the achievement of strategic objectives that are critical to the Company's long-term growth; and ensure that the executive officers, independent directors and certain key personnel have financial incentives to achieve substantial growth in shareholder value. The Compensation Committee met once in 2007.

The Directors and current committee members as of May 14, 2008 are:

Name	Audit Committee	Compensation Committee	Nominating Committee
James S. Kuo, M.D.,MBA		X	X
Philip A. Sobol, M.D.
Manual F. Graiwer		X	X
Shepard M. Goldberg	X	X
Steven Dinh, Sc. D.	X		X
H. David Coherd		X	X
Alan J. Tuchman, M.D.	X	X	X

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors and any person who owns more than 10% of our outstanding shares of common stock are required by Section 16(a) of the Securities Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers and greater than 10% stockholders for 2007 were complied with, except that one of the required reports was not filed timely, specifically the report on Form 3 for Alexander Angerman and Judith Angerman Family Trust.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 7, 2008 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our Named Executive Officers and our directors and (c) by all executive officers and directors of this company as a group. As of March 7, 2008, there were 3,755,012 shares of our common stock issued and outstanding. Unless otherwise noted, (i) the address of each of the persons shown is c/o Duska Therapeutics, Inc., 470 Nautilus St, Suite 300, La Jolla, CA 92037 and (ii) we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percentage of Class
James S. Kuo, M.D.	1,594,114	(2)	29.8%
Philip Sobol & Debra Sobol Trust	1,274,205	(3)	26.3%
Manuel F. Graiwer	1,052,668	(4)	22.8%
Alexander Angerman and Judith Angerman Family Trust 356 N. McCadden Place Los Angeles, CA 90004	904,461	(5)	21.1%
Livorno Latin American Promotions BV P. O. Box 210, Willemstad, Curacao	770,000	(6)	18.1%
Gary Kaplan & Susan Kaplan Trust Graiwer & Kaplan PC 3600 Wilshire Blvd, Suite 2100 Los Angeles, CA 90010	634,473	(7)	15.3%
Amir Pelleg, Ph.D.	552,852	(8)	13.5%
Dr. Know Ltd. c/o Moore Stephens Services L’Estoril, Bloc C 31 Avenue Princesse Grace MC 98000 Monaco	431,667	(9)	10.9%
Kleen Consult AG Utermuli 6 Zug 6300 Switzerland	370,826	(10)	9.4%
H. David Coherd	53,853	(11)	1.4%
Steven Dinh	50,000	(12)	1.3%
Shepard M. Goldberg	50,000	(12)	1.3%
Alan J. Tuchman	50,000	(12)	1.3%
Wayne Lorgus	14,000	(12)	0.4%
All executive officers and directors as a group (nine persons)	4,900,117	(13)	63.1%

———————

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(2)

1,593,114 of the shares shown are subject to exercise of options

(3)

Includes 192,667 shares owned of record by the Philip Sobol & Debra Sobol Trust, 905,303 shares subject to exercise of warrants, and 50,000 shares subject to exercise of options

(4)

Includes 654,855 shares subject to exercise of warrants, 50,000 shares subject to exercise of options and includes beneficial ownership of 21,000 shares for whom the owners of record are family members

(5)

Includes 529,167 shares subject to exercise of warrants

(6)

Includes 500,000 shares subject to exercise of warrants

(7)

Includes 166,667 shares owned of record by Gary & Susan Kaplan as Tenants in Common and 404,167 shares subject to exercise of warrants.

(8)

Includes 353,500 shares subject to exercise of options, and 496 shares subject to exercise of warrants.

(9)

Includes 215,667 shares subject to exercise of warrants

(10)

Includes 185,413 shares subject to exercise of warrants

(11)

Includes 50,000 shares subject to exercise of options.

(12)

All of the shares shown are subject to exercise of options.

(13)

Includes 2,448,039 shares subject to exercise of options and 1,560,654 shares subject to exercise of warrants.

PROPOSAL 1— ELECTION OF DIRECTORS

The Company’s bylaws provide for the annual election of directors.

The terms of Manuel Graiwer, Philip Sobol, James Kuo, H. David Coherd, Steven Dinh, Shepard Goldberg, and Alan Tuchman will expire at the 2008 Annual Meeting. Each of these individuals is currently a director of the Company and has been nominated by the Board of Directors at the recommendation of the Nominating Committee to serve as a continuing director for a new one-year term expiring at the 2009 Annual Meeting.

The seven directors receiving the most “FOR” votes among properly cast votes at the meeting will be elected. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

We are not aware of any reason why any of these nominees would not accept the nomination. However, if any of the nominees does not accept the nomination, or is otherwise unavailable for election, the persons designated as proxies will vote for any substitute nominee recommended by the Board.

The Board recommends a vote FOR each of the nominees for director.

Nominees for Director Term Expiring 2009

James S. Kuo, M.D., MBA, 43

Dr. Kuo has been our Chief Executive Officer since September 2007, and has served as our chairman of the board since June 2007. From 2003 to 2006, Dr. Kuo was a founder, Chairman, and Chief Executive Officer of BioMicro Systems, Inc., a private venture-backed, research tools company. From 2002 to 2003, Dr. Kuo was CEO of Microbiotix, Inc. Previously, Dr. Kuo was a founder, President, and Chief Executive Officer of Discovery Laboratories, Inc., where he raised over $22 million in initial private funding and took the company public. He further has been a founder and a Board Director of Monarch Labs, LLC, a private medical device company. Dr. Kuo is the former Managing Director of Venture Analysis for HealthCare Ventures, LLC, which managed $378 million in venture funds. He has also been a senior licensing and business development executive at Pfizer, Inc., where he was directly responsible for cardiovascular licensing and development. After studying molecular biology and receiving his B.A. at Haverford College, Dr. Kuo simultaneously received his M.D. from The University of Pennsylvania School of Medicine and his M.B.A. from The Wharton School of Business at the University of Pennsylvania. Dr. Kuo is also a director of DOR BioPharma, Inc. (OTCBB DORB.OB) and Pipex Pharmaceuticals, Inc. (AMEX:PP).

Philip A. Sobol, M.D., 54

Dr. Sobol has served as a Director of the Company since July, 2007. Dr. Sobol is a practicing orthopedic surgeon who is the managing director of Sobol Orthopedic Medical Group, Inc., of Southern California since 1993. Dr. Sobol is certified by the American Board of Orthopedic Surgery and a Fellow of the American Academy of Orthopedic Surgery. Since 2004 he has been a member of S&B Surgery Center Board of Directors. From 1984 until 1993 he was an Assistant Clinical Professor at the University of Southern California.

Manuel F. Graiwer, Esq, 65

Mr. Graiwer has served as a Director of the Company since July, 2007.Mr. Graiwer is a managing director of Graiwer & Kaplan, a professional corporation in Los Angeles, California since 1997. Since 1994, Mr. Graiwer has also led a private venture capital group focusing on small cap biopharmaceutical companies. Mr. Graiwer received his B.S. degree from the University of California in Los Angeles and J.D. degree from the University of California Davis School of law. In 1975, Mr. Graiwer was admitted to the Supreme Court of the USA. He was former Pro Tempore Judge for the Workers Compensation Appeals Board and an Arbitrator, American Arbitration Association. Mr. Graiwer is a member of the California Bar Association, California Trial Lawyers and California Applicant Attorney Association.

Shepard M. Goldberg, 53

Mr. Goldberg has served as a Director of the Company since October, 2007. Mr. Goldberg was Senior Vice President, Operations and Office of the President, at Emisphere Technologies, Inc. from 1998 to 2007. Emisphere is a publicly traded biopharmaceutical company charting new frontiers in drug delivery. He received his Bachelor of Science degree in Electrical Engineering and Computer Sciences from the Polytechnic Institute in New York City and a Master in Business Administration in Marketing from Adelphi University. Mr. Goldberg is also a director of Ortec International, Inc.

Steven Dinh, Sc.D., 52

Dr. Dinh has served as a Director of the Company since October, 2007. Dr. Dinh has been the Chief Scientific Officer and founder of Gaia Bioscience since 2007. From 1999 to 2007, he served as Vice President of Research and Technology Development at Emisphere Technologies, Inc. Previously, he served as Chief Scientific Officer at Lavipharm, and as Head of Transdermal Pharmaceutical R&D at Novartis Pharmaceuticals Corp. Dr. Dinh graduated from the Massachusetts Institute of Technology with a Sc.D. degree in Chemical Engineering.

H. David Coherd, 36

Mr. Coherd has served as a Director of the Company since October, 2007. Since 2004, Mr. Coherd has been the managing director and co-founder of Growth Capital Partners, LLC. From 1998 to 2004, Mr. Coherd was co-founder and president of Cardinal Securities, LLC. From 1997 to 1998, he was co-founder and managing director of Perpetual Growth Advisors, LLC. During his career, he has been actively involved in sourcing, structuring, and closing over 55 PIPE Transactions. Mr. Coherd was involved in over 25 IPO’s in life sciences and other areas from 1995 to 2005 as a vice- president at Josephthal & Co. and from 1995 to 1997 as a vice president at JW Charles Securities,. He graduated cum laude from Georgia State University with a BBA in Economics.

Alan J. Tuchman, M.D., 61

Dr. Tuchman has served as a Director of the Company since October, 2007. Since 2004, Dr. Tuchman has been the Executive Chairman of Neurophysics, Inc. of Shirley, MA, a manufacturer of nuclear brain scanners. He is also a partner in Xmark Opportunity Partners, a biotech investment fund. From 2002 to 2003, Dr. Tuchman was the Chairman and Chief Executive Officer of Neurophysics. From 2005 to 2006, Dr. Tuchman was a managing director in Xmark Capital Partners. From 2002 to 2004, Dr. Tuchman was also a principal of Xmark Funds, New York, New York, a biotechnology investment fund, investing in small public biotechnology companies. Prior to 2002, Dr. Tuchman was a Senior Vice President, Equity Research, Oscar Gruss & Son, New York, NY, an investment bank. Dr. Tuchman is Clinical Professor of Neurology and Pharmacology at New York Medical College and the author of over 30 scientific papers and book chapters. He serves on the Scientific Advisory Board of Oncolytics Biotech, Inc., and was previously the President of the Epilepsy Society of Southern New York as well as Vice Dean for Clinical Affairs at New York Medical College. Dr. Tuchman received his medical degree from the University of Cincinnati, College of Medicine, and completed his neurology residency at the Mt. Sinai School of Medicine. He received his M.B.A. from Columbia University.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

One of the investors in the private placement of securities on August 24, 2007 was a member of the Company’s board of directors, Dr. Philip Sobol, who purchased $50,000 of the units on the same terms as the other investors. In November, 2007, Dr. Sobol converted his notes according to their original terms to 10% convertible notes with warrants, on the same terms as the convertible secured notes sold in September, 2007.

During September, 2007, two members of our board of directors, Manuel Graiwer and Dr. Philip Sobol, were each awarded 200,000 five-year warrants at an exercise price of $0.50 for their services in connection with raising capital. The fair value of these warrants was $153,943, which was expensed during the third quarter of 2007.

Pursuant to a License and Assignment Agreement dated as of November 15, 1999, Dr. Amir Pelleg and Dr. Edward S. Schulman assigned and licensed certain intellectual property that form the basis for ATPace™, Vagonixen™ and Primastrene™ to us. In consideration for this assignment and license, Duska Scientific issued 12,000 shares of its common stock to Dr. Pelleg and 12,000 shares of its common stock to Dr. Schulman (a portion of which they each assigned to the medical institution with which they were then associated). Duska Scientific also agreed to pay each of these individuals a percentage royalty of the net sales of products by Duska Scientific based on the intellectual property assigned and licensed. Please see “Business—Intellectual Property.” In February 2004, Duska Scientific issued a seven-year option to Dr. Pelleg under the company’s 2000 Stock Option Plan to purchase 11,250 shares of Duska Scientific common stock at $20.00 per share pursuant to the terms of an Assignment Agreement under which Dr. Pelleg assigned all of his ownership interest in an invention, including a U.S. provisional patent application, covering methods of modulating cough for therapeutic or diagnostic purposes. The option vested as to 3,750 shares upon grant, with the remaining options to vest upon the issuance of a U.S. patent with claims at least as broad as those specified in the Assignment Agreement.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following describes the backgrounds of current directors and the key members of our management team. All of our officers and directors also currently hold the same offices with Duska Scientific.

James S. Kuo, M.D., MBA. Dr. Kuo has been our Chief Executive Officer since September 2007, and has served as our chairman of the board since June 2007. From 2003 to 2006, Dr. Kuo was a founder, Chairman, and Chief Executive Officer of BioMicro Systems, Inc., a private venture-backed, research tools company. From 2002 to 2003, Dr. Kuo was CEO of Microbiotix, Inc. Previously, Dr. Kuo was a founder, President, and Chief Executive Officer of Discovery Laboratories, Inc., where he raised over $22 million in initial private funding and took the company public. He further has been a founder and a Board Director of Monarch Labs, LLC, a private medical device company. Dr. Kuo is the former Managing Director of Venture Analysis for HealthCare Ventures, LLC, which managed $378 million in venture funds. He has also been a senior licensing and business development executive at Pfizer, Inc., where he was directly responsible for cardiovascular licensing and development. After studying molecular biology and receiving his B.A. at Haverford College, Dr. Kuo simultaneously received his M.D. from The University of Pennsylvania School of Medicine and his M.B.A. from The Wharton School of Business at the University of Pennsylvania. Dr. Kuo is also a director of DOR BioPharma, Inc. (OTCBB DORB.OB) and Pipex Pharmaceuticals, Inc. (AMEX:PP).

Amir Pelleg, Ph.D. Dr. Pelleg has served on a full-time basis as our President and Chief Scientific Officer since the merger with Duska Scientific in August 2004. He previously served as a director and Chairman of the Board from 2004 to 2007. Dr. Pelleg served, on a part-time basis, as President, Chief Scientific Officer, and director of Duska Scientific since its inception in 1996 and as Duska Scientific’s Chief Operating Officer since January 2004. Dr. Pelleg also was a member of Duska Scientific’s Executive Committee of the Board of Directors during 2003. Dr. Pelleg was a Professor of Medicine and Pharmacology at Drexel University College of Medicine, Philadelphia, Pennsylvania from 1992 until 2004, and is currently an Adjunct Professor at that institution. He has an extensive background on the physiology and pharmacology of ATP and related compounds in general, and their role in the cardiovascular system in particular. His research work has been supported by numerous grants from the National Institutes of Health, American Heart Association and pharmaceutical companies. Dr. Pelleg has published more than 100 peer-reviewed papers, and edited and co-authored three textbooks in this field. He is a member of the editorial board of The American Journal of Therapeutics and acts as an ad-hoc reviewer for numerous other leading scientific journals. His inventions, covered by patents and pending patent applications, constitute a significant part of our proprietary technology platform. Dr. Pelleg holds a B.Sc. degree in Biology from Tel-Aviv University, M.S. in Bioengineering from the Polytechnic Institute of Brooklyn and a Ph.D. in Human Physiology from Louisiana State University. He was a NIH post-doctoral fellow at the University of Virginia.

Wayne Lorgus. Mr. Lorgus has served as our part-time Chief Financial Officer since April 2006. Since mid-2005, Mr. Lorgus has been a partner with B2BCFO, LLP. From 2003 to 2005, Mr. Lorgus served as Chief Financial Officer of Prestige International, a jewelry wholesaler company based in New York, New York. Between 2001 and 2003, he was employed as Controller and Chief Accounting Officer of Andin International, a jewelry manufacturing company based in New York, New York. He has previously served as Director and President of the West Chester Area School Board and as a Board Member of the West Chester Area Municipal Authority. Mr. Lorgus received his Master of Business Administration from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration from the College of William and Mary in Virginia. He is also a Graduate Gemologist of the Gemological Institute of America. He is a licensed Certified Public Accountant in New York and Pennsylvania.

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2007 to James S. Kuo, M.D., M.B.A, Amir Pelleg, Ph.D. and Wayne Lorgus (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compen- sation	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
James S. Kuo, M.D. Chief Executive Officer and Chairman of the Board	2007 2006	$ 66,346 —	— —	— —	$564,120 —	— —	— —	— —	$630,466 —
Amir Pelleg, Ph.D. President, and Chief Scientific Officer	2007 2006	$175,000 $120,000	— —	— —	$118,435 —	— —	— $55,000(1)	$11,457 $11,055	$304,892 $175,000
Wayne Lorgus, Chief Financial Officer	2007 2006	$139,396 $ 32,036	$10,000 —	— —	$ 1,077 $ 4,744	— —	— —	— —	$150,473 $ 36,780

———————

(1)

This amount was paid in cash in fiscal year 2007.

Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Dr. Kuo	1,124,551 281,138 10,000 10,000	— — — — —	1,967,964 1,124,550 — —	$ 0.50 $ 0.75 $ 1.00 $ 0.50 $ 0.50	9/26/14 9/26/14 9/26/14 5/31/14 7/31/14
Dr. Pelleg	250,000* 11,250 1,500 9,000 2,250 3,750 3,750 2,000	— — — — — — — —	750,000* — — — — 7,500 — —	$ 0.48 $20.80 $20.80 $20.80 $20.80 $20.00 $20.00 $44.00	12/31/14 11/25/08 11/25/08 12/15/09 12/15/09 2/9/11 2/9/11 2/27/10
Mr. Lorgus	150,000 1,500	— —	150,000	$ 0.55 $10.00	12/12/14 3/31/13

———————

*

we intend to issue these options to our Chief Scientific Officer upon the effective date of our information statement on Schedule 14C.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation	Non-Qualified Deferred Compen- sation Earnings	All Other Compen- sation ($)	Total ($)
David Coherd	$4,500	—	$25,859	—	—	—	$30,359
Steven Dinh	$3,000	—	$25,859	—	—	—	$28,859
Shepard Goldberg	$4,500	—	$25,859	—	—	—	$30,359
Manuel Graiwer	$4,000	—	$25,859	—	—	—	$29,859
Philip Sobol	$1,500	—	$25,859	—	—	—	$27,359
Alan Tuchman	$3,500	—	$25,859	—	—	—	$29,359

Our board holds regular quarterly meetings. Non-employee directors receive $2,000 for each board meeting they attend ($1,000 if participating by telephone) and $500 for each committee meeting they attend. The chair of our board committees receive an additional $500 for each committee meeting. All non-employee directors receive nonqualified stock options for 50,000 shares per year, which vest immediately.

Employment Agreements

On September 26, 2007, we entered into an employment agreement with Dr. James S. Kuo, our Chief Executive Officer and chairman of the Board of Directors. Under the agreement, Dr. Kuo will receive an annual salary of $250,000 and an annual discretionary bonus of up to 35% of salary. The agreement provided for Dr. Kuo to receive options to purchase 4,498,203 shares of common stock. 1,124,551 of the options are exercisable at $0.50 per share and vested upon signing; 2,249,102 of the options are exercisable at $0.75 per share, and vest ratably at the end of each of the 24 calendar months after signing, and the remaining 1,124,550 options are exercisable at $1.00 per share, and vest ratably at the end of each calendar month from the 25th through the 36th months after signing of the agreement. Dr. Kuo may terminate his agreement with Duska at any time on 30 days prior written notice. We have the ability to terminate the agreement in the event of Dr. Kuo’s disability and for “cause,” as defined in the agreement. Although Dr. Kuo is required to work full-time for us, he may continue to serve as director of other corporations.

We entered into an employment agreement with Dr. Amir Pelleg, effective December 31, 2007 which expired December 31, 2007. We entered into a new agreement which is effective December 31, 2007 for a term of three years, in which Dr. Pelleg agreed to serve as President and Chief Scientific Officer. Under the 2004 employment agreement, Dr. Pelleg received an annual salary for 2005, 2006 and 2007 of $115,000, $120,000, $175,000, respectively, and an annual bonus each year as determined by our Board of Directors and based on the company meeting certain milestones established by our Board of Directors. Effective December 31, 2007, Dr. Pelleg’s base annual salary will remain $175,000, and will increase each year by at least the increase in cost of living. Dr. Pelleg will be eligible for an discretionary annual bonus of up to 35% of his salary. Dr. Pelleg will receive stock options to purchase 1,000,000 shares, of which 25% will vest immediately and the remainder will vest ratably at the end of each of the succeeding 12 calendar months. We agreed to maintain life insurance for Dr. Pelleg and key man life insurance for our benefit. We agreed to indemnify Dr. Pelleg for all claims arising out of performance of Dr. Pelleg’s duties as President and Chief Scientific Officer, other than those arising out of a breach of the agreement by Dr. Pelleg or his gross negligence or willful misconduct. Dr. Pelleg may terminate his agreement with Duska at any time on 30 days prior written notice. We have the ability to terminate the agreement in the event of Dr. Pelleg’s disability and for “cause,” as defined in the agreement. Although Dr. Pelleg is required to work full-time for us, he may continue to serve as an Adjunct Professor at Drexel University College of Medicine, provided that his affiliation with Drexel does not interfere with his performance under the employment agreement.

AUDIT FUNCTION

Report of the Audit Committee

Composition and Qualifications

The Audit Committee of the Board of Directors (the Audit Committee) is composed of three directors, one of whom is an independent director, and operates under a written charter. The current members of the Audit Committee are Shepard Goldberg, who serves as its Chair, and Drs. Dinh and Tuchman. Mr. Goldberg has been determined by the Board to be an “audit committee financial expert,” as that term is defined by the SEC.

Purpose

The purpose of the Audit Committee is to assist the Board in monitoring: (i) the Company’s accounting and financial reporting processes, including internal control over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent auditor; and (iv) the performance of the Company’s independent auditor.

Responsibilities

Management is responsible for maintaining adequate internal control over financial reporting and Stonefield Josephson, Inc. is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent auditor, including the approval of audit fees and non-audit services provided by and fees paid to the independent auditor.

Review of Financial Information

In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the independent auditor. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received the written disclosures from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor its independence. The Audit Committee also participated in the certification process relating to the filing of certain reports pursuant to the Securities Exchange Act of 1934, as amended.

Inclusion of Consolidated Financial Statements in Form 10-K

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Independent Auditor

The Audit Committee also recommends that the Company’s stockholders ratify Stonefield Josephson, Inc. as the Company’s independent auditor for the 2008 fiscal year.

Audit Committee

Shepard Goldberg, Chair
Steven Dinh, ScD.
Alan J. Tuchman, M.D.

Audit and Other Fees

Stonefield Josephson, Inc. as our independent accountants, audited our financial statements for the years ending December 31, 2006 and 2007.

Audit Fees: The aggregate fees we paid Stonefield Josephson, Inc. during the fiscal years ended December 31, 2007 and December 31, 2006 for professional services for the audit of the financial statements of Duska Scientific Co. and the review of financial statements included in our Forms 10-QSB were $90,568 and $45,712, respectively.

Audit-Related Fees: The aggregate fees we paid Stonefield Josephson, Inc. during the fiscal years ended December 31, 2007 and December 31, 2006 for audit-related services to us and to Duska Scientific Co. were $8,017 and $15,621, respectively. These fees were primarily for services in connection with securities registration statements filed by the Company.

Tax Fees: Stonefield Josephson, Inc. did not provide or bill for, and was not paid any fees for, tax compliance, tax advice, and tax planning services for the fiscal years ended December 31, 2007 and December 31, 2006.

All Other Fees: Stonefield Josephson, Inc. did not provide or bill for, and was not paid for, any other services in the fiscal years ended December 31, 2007 and 2006.

The Company’s Audit Committee annually reviews and approves the engagement of the Company’s auditors and approves in advance the fee arrangements with regard to audit services and reviews of financial statements included in the Company’s Forms 10-QSB, along with audit-related fees. Substantially all such fees were approved in advance for 2007 and 2006.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the Company’s independent auditor in advance of the service being performed. Approval by the Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications. The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a periodic basis as appropriate.

PROPOSAL2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Stonefield Josephson, Inc., independent certified public accountants, member of the SEC Practice Section of the AICPA Division for CPA firms, and registrant with the Public Company Accounting Oversight Board, has been the auditor of the Company’s consolidated financial statements since 2004. Its appointment as the Company’s independent auditor for the year ending December 31, 2008 has been approved by the Audit Committee of the Board. Stockholder ratification of such appointment is requested.

It is anticipated that a representative of Stonefield Josephson, Inc. will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.

The Board recommends a vote FOR the ratification of the appointment of Stonefield Josephson, Inc.

OTHER BUSINESS MATTERS

Stockholder Proxy Proposal Deadline

Under the rules of the SEC, the date by which proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is January 13, 2009.

Stockholder Business — Annual Meeting

Stockholders who wish to introduce an item of business at an annual meeting of stockholders may do so in accordance with Duska Therapeutics’ Bylaw procedures. These procedures provide, generally, that stockholders desiring to bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Corporate Secretary of the Company. Any notice of intent to introduce an item of business at an annual meeting of stockholders must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

The chair of the annual meeting may refuse to allow the transaction of any business not presented in compliance with the foregoing procedures.

Timing

It is currently expected that the 2009 Annual Meeting of Stockholders will be held on or about June 26, 2009, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by the Secretary of the Company by January 13, 2009 The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company’s Bylaws are available on our website at www.Duska Therapeutics.com or you may request a copy from the Corporate Secretary of the Company.

Patrick Lin
Corporate Secretary